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                                  Exhibit 10.3

                                December 18, 1999


Webb Interactive Services, Inc.
1800 Glenarm Place, 8th Floor
Denver, Colorado  80202
Attn.:  Chairman of the Board

    RE: Amendment to Securities Purchase Agreement Dated August 25, 1999 ("Securities Purchase Agreement"), Stock Purchase Warrant Dated August 25, 1999 ("Warrant") and Registration Rights Agreement Dated August 25, 1999 ("Registration Rights Agreement")

Gentlemen:

     Effective on the date hereof, Webb Interactive Services, Inc. (the "Company") and Castle Creek Technology Partners LLC ("Castle Creek") have entered into a First Amendment to the 10% Promissory Note issued by the Company to Castle Creek on August 25, 1999 (the "First Amendment"). In connection with the First Amendment, Castle Creek agreed to make certain amendments to the Stock Purchase Agreement, Warrant and Registration Rights Agreement. This letter confirms that, upon receipt by Castle Creek of (i) the First Amendment duly executed by the Company and (ii) the new Warrant and the First Warrant, as provided in Section 3 of the First Amendment, the Securities Purchase Agreement, Warrant and Registration Rights Agreements shall be amended as follows:

Securities Purchase Agreement

     1. Upon consummation prior to March 22, 2000 of an equity-like financing raising proceeds for the Company of not less than $10 million in which Castle Creek has been given the right to invest not less than $5 million on terms no less favorable than are offered to any other investor, Section 4.5 of the Securities Purchase Agreement shall be deleted in its entirety. In the event that Castle Creek participates in such an equity-like financing, Sections 8.13, 8.14, 8.15, 8.19, 8.20 and 8.25 shall be deleted in their entirety.

Warrant

     Section 4(l) shall be deleted in its entirety and the following substituted therefore:

     Key Officer and Director Transfers. If any Key Officer (as defined below) or director (in each case, or any member of his/her family or any trust or other entity for the benefit of any member of his/her family), during the period beginning on the Closing Date and ending on the date that is six months after the registration statement required pursuant to Section 2.1 of the Registration Rights Agreement
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     is declared effective, and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, or otherwise disposes of any shares of Common Stock, or any securities directly or indirectly convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire shares of Common Stock (all such securities, "Options") or enter into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, pledge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Exercise Price shall be reduced by twenty (20) percent of that Exercise Price calculated pursuant to this Agreement; provided, however, that Key Officers or directors (and all such entities for the benefit of any members of his/her family, collectively) may sell, assign, pledge or otherwise dispose of (except by gift to family members or charitable organizations) up to 20,000 shares in the aggregate prior to December 31, 1999 and during the 6-month period following the effective date of the registration statement, a Key Officer or director (and all such entities for the benefit of any members of his/her family, collectively) may sell, assign, pledge or otherwise dispose of up to the greater of (i) ten percent (10%) of his or her total holdings as of the Issue Date determined in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended, or (ii) 25,000 shares of Common Stock without triggering the adjustments of this Section. For purposes of this Section, Key Officer shall mean R. Steven Adams, Lindley S. Branson, William R. Cullen, Perry Evans, Andre Durand, Gwenael Hagan and Simon Greenman and any person who assumes or performs the duties of any other Key Officer.

Registration Rights Agreement

     The first sentence of Section 2.3 shall be deleted in its entirety and the following substituted therefore:

     The Company shall use its best efforts to cause each Registration Statement required to be filed pursuant to Section 2.1 hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day (but 150th day, if reviewed by SEC) following the Closing Date (the "Registration Deadline").
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     Except as expressly modified herein and in the First Amendment, the Company hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement.

                                       Sincerely,

                                       CASTLE CREEK TECHNOLOGY PARTNERS LLC
                                       By Castle Creek Partners, LLC


                                       By   /s/ Richard S. Marks
                                           ----------------------------------
                                           Its  Vice President
                                                -----------------------------

Acknowledged and Agreed this
18th day of December 1999.


WEBB INTERACTIVE SERVICES, INC.


By /s/ William R. Cullen
   -----------------------------------
   Its Executive Vice President, CFO
       -------------------------------